Exhibit 4.84

DEBT SETTLEMENT AGREEMENT AND RELEASE

THIS DEBT SETTLEMENT AGREEMENT AND RELEASE (this “Agreement”) is made and entered into as of February 14, 2018 (the “Effective Date”), by and between M. DALAKOS – I. FASSOLIS – N. THEOFANOPOULOS & PARTNERS LAW FIRM, a corporation formed under the laws of Greece (the “Creditor”) and FreeSeas Inc., a corporation formed under the laws of the Republic of the Marshall Islands (the "Company").

RECITALS:

WHEREAS, the Creditor has provided to the Company (and/or one or more of its subsidiaries) services and/or goods, for which an aggregate amount equal to US$($92,600) remains unpaid pursuant to the invoices listed on Schedule A hereto (the “Invoices”);

WHEREAS, the Creditor has agreed to accept, and the Company has agreed to issue to the Creditor, a convertible debenture in the principal face amount of $($92,600) in the form attached hereto as Exhibit A (the “Note”) in full satisfaction of the Invoice, which Note shall be convertible into shares of the Company’s common stock (the “Common Stock”); and

WHEREAS, the Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), that the Note will be issued on the basis of the statutory exemption provided by Rule 903 of Regulation S promulgated under the Securities Act and the provisions of Regulation S, relating to transactions by an issuer not involving any public offering, and that such Note shall be considered a restricted security.

NOW, THEREFORE, in consideration of the foregoing and of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Payment in Full of Invoices by Issuance of the Note. The Creditor hereby agrees to accept the Note as payment in full of the Invoices and, upon issuance and delivery to the Creditor of the Note, the Creditor agrees that any and all obligations that the Company may have pursuant to the Invoices shall be satisfied in full and the Company shall have no further obligations to the Creditor thereunder.

2.       Representations and Warranties of the Company. The Company hereby represents and warrants to the Creditor as of the Effective Date as follows: (i) that the execution, delivery and performance of this Agreement by it will not violate, or result in a breach of, or constitute a default under, any agreement, instrument, judgment, order or decree to which it is a party or to which it is subject; (ii) that it has the legal capacity and power and authority to execute and deliver this Agreement and any other related agreements and instruments delivered in connection herewith; (iii) that no further proceedings or actions are necessary to authorize the execution and delivery of this Agreement or the performance by the Company of its obligations hereunder; and (iv) that this Agreement constitutes the legal and binding obligation of the Company, enforceable against it in accordance with these terms.

3.       Representations and Warranties of the Creditor and the Company. The Creditor hereby represents and warrants to the Company as of the Effective Date as follows: (i) that the execution, delivery and performance of this Agreement by it will not violate, or result in a breach of, or constitute a default under, any agreement, instrument, judgment, order or decree to which it is a party or to which it is subject; (ii) that it has the legal capacity and power and authority to execute and deliver this Agreement and any other related agreements and instruments delivered in connection herewith; (iii) that no further proceedings or actions are necessary to authorize the execution and delivery of this Agreement or the performance by the Creditor of its obligations hereunder; and (iv) that this Agreement constitutes the legal and binding obligation of the Creditor, enforceable against it in accordance with these terms.

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In addition, the Creditor hereby represents and warrants to the Company as of the Effective Date as follows:

(a)       Non-U.S. Purchaser. The Creditor is outside the United States when receiving and executing this Agreement and the Creditor is not a U.S. Person as defined in Rule 902 of Regulation S. The Creditor acknowledges that the offer and sale of the Note has taken place, and is taking place in an “offshore transaction,” as such term is defined in Regulation S;

(b)       Own Account. The Creditor is not a “distributor” of securities, as that term is defined in Regulation S, nor a dealer in securities, and is acquiring the Note as principal for its own account, and not for the account or benefit of, directly or indirectly, any U.S. Person. The Creditor has no intention to distribute either directly or indirectly the Note or any of the shares issuable upon conversion of the Note (the “Conversion Shares” and together with the Note, the “Securities”) in the United States or to U.S. Persons;

(c)       Exemption. The Creditor understands that the offer and sale of the Securities is not being registered under the Securities Act or any state securities laws and is intended to be exempt from registration provided by Rule 903 of Regulation S. The Creditor acknowledges and agrees that, pursuant to the provisions of Regulation S, the Securities cannot be sold, assigned, transferred, conveyed, pledged or otherwise disposed of to any U.S. Person or within the United States of America or its territories or possessions for a period of 40 days from and after the Effective Date, unless such Securities are registered for sale in the United States pursuant to an effective registration statement under the Securities Act or another exemption from such registration is available;

(d)       No Registration. The Securities have not been registered under the Securities Act or any state securities laws and may not be transferred, sold, assigned, hypothecated or otherwise disposed of unless registered under the Securities Act and applicable state securities laws or unless registered or an exemption from such registration is available. The Creditor represents and warrants and hereby agrees that all offers and sales of the Securities shall be made only pursuant to such registration or to such exemption from registration;

(e)       Financial Risk. The Creditor represents, warrants and agrees that the Creditor will not sell or otherwise transfer the Securities unless registered under the Securities Act or in reliance upon an exemption therefrom, and fully understands and agrees that the Creditor must bear the economic risk of his investment in the Securities for an indefinite period of time because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. The Creditor has the financial ability to bear the economic risk of his investment in the Securities, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Securities; and

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(f)       No Directed Selling Efforts. The Creditor has not acquired the Note as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of the Securities, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; provided, however, that the Purchaser may sell or otherwise dispose of the Securities pursuant to registration thereof under the Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

(g)       No Plan or Scheme. The Creditor acknowledges that the statutory and regulatory basis for the exemption from U.S. registration requirements claimed for the offer of the Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the Securities Act or any applicable state or provincial securities laws;

(h)       Foreign Subscriber. The Creditor has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to acquire the Securities or any use of this Agreement, including: (a) the legal requirements within its jurisdiction for the acquisition of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Creditor’s acquisition of and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Creditor’s jurisdiction;

(i)       Non-Affiliate. The Creditor is not an Affiliate of the Company nor is any Affiliate of such Regulation S Person an Affiliate of the Company. An “Affiliate” is an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each of the foregoing, a “Person”) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act; and

(j)       Legend. The Securities shall bear a legend in substantially the following form, and the Creditor understands that the Company shall be required to refuse to register any transfer of the Securities not made in accordance with applicable U.S. securities laws:

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED HEREIN) OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT. “UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

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4.       Representations of the Creditor with Respect to the Invoices. The Creditor hereby represents as to the Invoices as follows: (i) each of the Invoices represents a bona fide outstanding claim against the Company, and is an enforceable obligation arising in the ordinary course of business, for money due and payable to the Creditor for services rendered or goods delivered pursuant to a written or verbal agreement, by and between the Creditor and the Company (and/or one or more of its subsidiaries), in each case, in good faith; (ii) each of the Invoices is currently due and owing and is payable in full; (iii) the documents attached hereto are true and, correct and complete copies of the Invoices; (iv) the Creditor is the sole owner of the Invoices, and has not previously sold, transferred, encumbered or released any part of the Invoices; and (v) there is no action based on any of the Invoices that is currently pending in any court or other legal venue and no judgments based upon the Invoices have been previously entered in any legal proceeding.

5.       Release. Effective upon delivery of the Note to the Creditor, the Creditor hereby knowingly and voluntarily releases and forever discharges the Company and its predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, assigns, directors, officers, affiliates, agents and representatives (collectively, the “Released Parties”), from all claims, liabilities, demands, costs, charges, expenses, actions, causes of action, judgments, and executions, past, present or future, with respect to the Invoices. The parties agree that the foregoing release is not intended to release, and shall not release, any claims between any of the parties that may arise under this Agreement or the Note. Upon the execution of this Agreement, the Creditor shall be deemed to have received sufficient consideration for the releases set forth in this Section 5.

6.       Voluntary and Knowing Agreement and Release. Each of the parties hereto acknowledges that they have entered into this Agreement of their own free will, and that no promises or representations have been made to them by any person to induce them to enter into this Agreement other than the express terms set forth herein. Each of the parties hereto further acknowledges that they have read this Agreement and understands all of their respective terms.

7.       Advice of Counsel. The Creditor acknowledges that before entering into this Agreement, it has had the opportunity to consult with an attorney of its choice.

8.       Attorneys’ Fees. Each party shall bear its own legal fees and expenses in connection with the negotiation, execution and delivery of this Agreement.

9.       Choice of Law and Venue. This Agreement shall be governed by and construed according to the laws of the State of New York, without giving effect to its choice of law principles. The parties agree that all actions and proceedings arising out of or relating directly or indirectly to this Agreement or any ancillary agreement or any other related obligations shall be litigated solely and exclusively in the state or federal courts located in the City of New York, New York, and that such courts are convenient forums. Each party hereby submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings.

10.       Severance of Provisions; Survival of Representations and Warranties. If any of the provisions of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect. The representations, warranties and agreements of the Parties shall survive the delivery of the Note under this Agreement.

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11.       Notices. All notices and other communications shall be in writing and shall be provided to the recipient party to the addresses set forth on the signature page hereto. All notices and communications shall be deemed made and effective as follows: (i) if transmitted for overnight delivery via a nationally recognized delivery service, the first business day after being delivered by the transmitting party to such overnight delivery service, (ii) if faxed, when transmitted in legible form by facsimile machine to the recipient party’s correct facsimile machine number, (iii) if by e-mail, when transmitted by e-mail, or (iv) if mailed via regular mail, upon delivery. Any party may designate a superseding notice contact name, street address, e-mail address or fax number by providing the other parties with written notice pursuant to the provisions hereof.

12.       Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, oral or written, relating to the subject matter hereof. The parties attest that no other representations were made regarding this Agreement other than those contained herein.

13.       Confidentiality. Each of the parties hereby agrees, without the prior written consent of the other, to not disclose, and to otherwise keep confidential, the transactions contemplated hereby, except to the extent that disclosure thereof is required by law, rule or regulation; provided, however, that each of the parties may disclose information regarding such sale to their respective accountants, attorneys, shareholders and other interest holders.

14.       No Third Party Beneficiaries. This Agreement is intended for the benefit of the Creditor and the Company and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

15.       Modifications. This Agreement may not be modified except by a writing, signed by each of the parties hereto. This Agreement shall be binding upon the parties and their respective successors and assigns.

16.       Counterparts. This Agreement may be signed in counterparts, and said counterparts shall be treated as though signed as one document. Facsimile or other electronic signatures to this Agreement shall be treated as original signatures.

(SIGNATURES APPEAR ON THE FOLLOWING PAGE)

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IN WITNESS WHEREOF, the Creditor and the Company have caused this Settlement Agreement and Release to be signed by their respective duly authorized officers or representatives as of the date first above written.

CREDITOR:
M. DALAKOS – I. FASSOLIS – N. THEOFANOPOULOS & PARTNERS LAW FIRM

By:
Name:
Title:

Address for delivery of notice:
15, SACHTOURI STR.
185 36 PIRAEUS, GREECE
TEL: +30 210 4284680
FAX: +30 210 4183015
E-MAIL: dftlaw@otenet.gr

COMPANY:

FREESEAS INC.

By:	/s/ Dimitris Filippas
Name: Dimitris Filippas
Title: Chief Financial Officer

Address for delivery of notice:

20, Amerikis Street
106 71, Athens, Greece
Attention: Chief Financial Officer
Email: df@freeseas.gr

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SCHEDULE A

Invoices

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